Exhibit 21.1

SUBSIDIARIES OF CANOPY GROWTH CORPORATION

As of March 31, 2021

Entity Name	Jurisdiction of Incorporation or Organization
10006215 Manitoba Ltd.	Manitoba
10252832 Canada Inc.	Canada
10663824 Canada Inc.	Canada
11065220 Canada Inc.	Canada
11128752 Canada Inc.	Canada
11239490 Canada Inc.	Canada
11318152 Canada Inc.	Canada
1135024 B.C. Ltd	British Columbia
1135024 B.C. Ltd.	British Columbia
1208640 B.C. Ltd.	British Columbia
150486 Limited	Jamaica
2344823 Ontario Inc.	Ontario
9388036 Canada Inc.	Canada
Algarithm Ingredients Inc.	Canada
Apollo Applied Research Inc.	Canada
Batavia Bio Processing Limited	Illinois
BC Tweed Joint Venture Inc.	British Columbia
Beckley Canopy Therapeutics Limited	United Kingdom
BioSteel Sports Nutrition Inc.	Canada
Biosteel Sports Nutrition USA LLC	Delaware
C3 Cannabinoid Compound Company GmbH	Germany
Canamo y Fibras Naturales S.L.	Spain
Canopy Growth Argentina Corporation SRL	Argentina
Canopy Growth Australia PTY Ltd.	Australia
Canopy Growth Brasil Biomedical Ltda.	Brazil

Canopy Growth Chile SpA	Chile
Canopy Growth Colombia S.A.S.	Colombia
Canopy Growth Corporation Insurance Limited	Bermuda
Canopy Growth Corporation Mexico, S.R.L. de C.V.	Mexico
Canopy Growth Czech s.r.o.	Czech
Canopy Growth Denmark ApS	Denmark
Canopy Growth Farms Australia PTY Ltd.	Australia
Canopy Growth Germany GmbH	Germany
Canopy Growth Hellas S.A.	Greece
Canopy Growth Holdings BV	Netherlands
Canopy Growth LATAM Holdings Corporation	Canada
Canopy Growth New Zealand Limited	New Zealand
Canopy Growth Peru SAC	Peru
Canopy Growth Polska Sp. Z. o. o.	Poland
Canopy Growth UK Limited	United Kingdom
Canopy Growth USA, LLC	Delaware
Coldstream Manufacturing I LLC	Delaware
Coldstream Real Estate Holdings I LLC	Delaware
Coldstream Real Estate Holdings II LLC	Delaware
Coldstream Real Estate Holdings III LLC	Delaware
East Coast Tweed Inc.	Newfoundland
EB TRANSACTION CORP.	Delaware
EB Transaction Sub I, LLC	Delaware
HIP Developments LLC	Delaware
HIP NY Developments LLC	Delaware
JuJu Joints Canada Corp.	Ontario
Lakessence International (Private) Limited	Sri Lanka
Les Serres Vert Cannabis Inc.	Quebec
POS BIO-SCIENCES USA INC.	Illinois
POS Management Corp.	Saskatchewan

POS Pilot Plant Corporation	Ontario
Spectrum Biomedical UK Limited	United Kingdom
Spectrum Labs Brasil S.A.	Brazil
Spectrum Therapeutics Austria GmbH	Austria
Spectrum Therapeutics GmbH	Germany
Storz & Bickel America, Inc.	California
Storz & Bickel GmbH	Germany
THC Pharm GmbH Health Concept	Germany
The Tweed Tree Lot Inc.	New Brunswick
This Works! Products Ltd.	United Kingdom
Tweed Franchise Inc.	Canada
Tweed Inc.	Ontario
Tweed Leasing Corp.	Canada
TWP IP Ltd.	United Kingdom
TWP UK Holdings Ltd.	United Kingdom
TWP USA Inc.	Delaware
Wachstum Produce GP Inc.	British Columbia